SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

In May 2017, we previously reported that we had issued and delivered to GS Capital Partners, LLC an 8% convertible note in the principal amount of $173,000. The note provided that our redemption right expired 180 days after the issuance of the note. We have entered into an amendment of the note with GS Capital which extends the redemption period of the note by an additional 75 days, during which period the redemption premium will be 47%.

Item 3.02 Unregistered Sales of Equity Securities

On November 15, 2017, we issued and delivered to Power Up Lending Group Ltd. a 8% convertible note in the principal amount of $111,773. The note was issued at a discount, resulting in the Company’s receipt of $100,000. The holder of the note, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock (i) during the first 180 days, at a price of $.03 per share of common stock and (ii) thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion. The Company may prepay the note at a 18% redemption premium during the first 60 days after issuance, increasing to 25% after 120 days from issuance and 33% after 180 days from issuance. The note also contains penalty provisions in the event of our default in repayment of the note (if not converted by the holder into shares of common stock) on the maturity date of November 14, 2018.

Any issuance of the shares upon conversion of the note will be exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: November 21, 2017	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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